UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2006

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 11, 2006, SI International, Inc., a Delaware corporation (“SI International”), filed a Form 8-K relating to its September 11, 2006 appointment of Ms. Leslee Gault to serve as Executive Vice President and Chief Marketing Officer of SI International.  The Form 8-K included disclosure of the general economic terms of Ms. Gault’s employment.  The Form 8-K is being amended to reflect the execution on September 26, 2006 of an Executive Employment Agreement (“Agreement”) by and between SI International and Ms. Gault.

The term of the Agreement is from September 11, 2006 through July 1, 2007; provided, however, that commencing on July 1, 2007 and each July 1st thereafter, Ms. Gault’s employment pursuant to the Agreement shall be automatically extended for additional one (1) year terms unless SI International or Ms. Gault provides written notice that such party does not wish to extend the term of the Agreement. In addition, in the event of a change of control of SI International, the term of Ms. Gault’s employment agreement will continue for 12 months beyond the month in which such change of control occurred.

In the event of Ms. Gault’s termination of employment other than for cause, the Agreement provides that she will receive severance payments consisting of her base salary and benefits for a 12-month period and any performance-based bonus earned by her prior to her termination and a pro-rata portion of any performance-based bonus that would have been earned by her for the fiscal year in which she is terminated.  In addition, Ms. Gault’s termination, other than for cause, within one year following a change of control will result in the full vesting of any of her unvested stock options and restricted stock.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement effective as of September 26, 2006 by and between SI International, Inc. and Leslee H. Gault.*

*  Included with this filing.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ JAMES E. DANIEL
James E. Daniel
Vice President, General Counsel & Secretary
Chief Financial Officer and Treasurer

Dated:	October 2, 2006